Exhibit 99.1

Ariba Reports Results for Second Quarter of Fiscal Year 2010

Company posts 16% year-over-year growth in subscription software revenue

SUNNYVALE, Calif., April 29, 2010 — Ariba, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced results for the second quarter of fiscal year 2010 ended March 31.

Quarterly Financial and Operational Highlights:

•	Total revenues of $87.1 million

•	GAAP EPS of $0.06 and non-GAAP EPS of $0.19 per fully-diluted share

•	Subscription software revenue of $42.3 million, up 16% year-over-year

•	12-month subscription software backlog of $140 million, up 9% year-over-year

•	Cash flow from operations of $26.4 million, ending cash and investments of $222.9 million

•	Number of on-demand deals up 38% year-over-year

“Cost reduction remains a top priority for all companies, and increasingly they recognize the need to collaborate with their suppliers across the value chain. The Ariba Supplier Network is enabling this collaboration and we continue to see strong growth in the network volumes,” said Bob Calderoni, Chairman and CEO, Ariba. “The network growth, coupled with the strong financial performance we delivered in Q2 puts us in a position to deliver Fiscal 2010 revenue, cash flow and EPS towards the high end of our previously issued guidance, while also building momentum for accelerated growth in Fiscal 2011.”

Results for the Second Quarter of Fiscal Year 2010

Revenue:

Total revenues for the second quarter of fiscal year 2010 were $87.1 million, as compared to $84.7 million for the second quarter of fiscal year 2009. Subscription and maintenance revenues for the current quarter were $58.8 million, as compared to $54.9 million for the second quarter of fiscal year 2009. Within subscription and maintenance revenues, subscription software revenue was $42.3 million for the current quarter, as compared to $36.4 million for the second quarter of fiscal year 2009. Services and other revenues for the current quarter were $28.4 million, as compared to $29.8 million for the second quarter of fiscal year 2009.

Earnings Per Share:

Net income for the second quarter of fiscal year 2010 was $5.8 million, or $0.06 per fully-diluted share as compared to a net loss for the second quarter of fiscal year 2009 of $4.7 million, or $0.06 per fully-diluted share. Net income for the second quarter of fiscal year 2010 included charges of $1.0 million for amortization of intangible assets, $11.2 million for stock-based compensation, $8.6 million for restructuring related to the Company’s Sunnyvale campus, and benefits of $3.1 million from the reversal of a tax accrual, and $7 million from the receipt of a litigation judgment. Excluding these items, non-GAAP net income for the quarter was $16.5 million, or $0.19 per diluted share.

Balance Sheet and Cash:

Total cash, investments and restricted cash were $222.9 million at March 31, 2010, up $23.4 million from December 31, 2009. Net cash flow from operations for the three months ended March 31, 2010 was $26.4 million, as compared to $16.3 million for the three months ended March 31, 2009. Accounts receivable, on an average days-sales-outstanding basis, were 21 days for the second quarter of fiscal year 2010, as compared to 26 days for the second quarter of fiscal year 2009, and flat with the previous quarter. Total deferred revenues were $125.4 million at March 31, 2010, up $5.9 million from December 31, 2009.

Customer Acquisition and Transactions for the Quarter:

During the quarter, 211 companies of all sizes purchased Ariba solutions to drive their spend management strategies, including: BNP Paribas, Fomento de Construcciones y Contratas, S. A., Howard Hughes Medical Center, Masco Corporation, Tomkins Industries Inc., Union Bank and Zurich Financial Services. Ariba added 35 new customers in the second quarter of fiscal year 2010 and closed 13 transactions over $1 million, including 7 deals with a software component of greater than $1 million. On-demand product deals totalled 194.

Conference Call Information

Ariba will hold a conference call today at 5:00 p.m. ET / 2:00 p.m. PT to discuss its results for the second quarter of fiscal year 2010. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. The conference call also will be webcast live, and can be accessed on the investor relations section of the company’s website at www.ariba.com.

A replay of the conference call will be available for two weeks by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number: 286 and conference ID number: 348632.

About Ariba, Inc.

Ariba, Inc. is the leading provider of on-demand spend management solutions. Our mission is to transform the way companies of all sizes, across all industries, and geographies operate by delivering software, service, and network solutions that enable them to holistically source, contract, procure, pay, manage, and analyze their spend and supplier relationships. Delivered on demand, our enterprise-class offerings empower companies to achieve greater control of their spend and drive continuous improvements in financial and supply chain performance. More than 1,000 companies, including more than half of the companies on the Fortune 500, use Ariba solutions to manage their spend from sourcing and orders through invoicing and payment. For more information, visit www.ariba.com

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Copyright © 1996 – 2010 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE, SupplyWatch, Ariba.com, Ariba.com Network and Ariba Spend Management. Find it. Get it. Keep it. are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Invoice, Ariba Payment, Ariba Sourcing, Ariba Spend Visibility, Ariba Travel and Expense, Ariba Procure-to-Pay, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Connectivity, Ariba Supplier Performance Management, Ariba Content Procurement, Ariba PunchOut, Ariba QuickSource, PO-Flip, Ariba Spend Management Knowledge Base, Ariba Ready, Ariba Supply Lines, Ariba Supply Manager, Ariba LIVE, It’s Time for Spend Management and Supplier Lifecycle Management are trademarks or service marks of Ariba, Inc. All other brand or product names may be trademarks or registered trademarks of their respective companies or organizations in the United States and/or other countries.

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Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies, long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed with the SEC on February 5, 2010.

Investor Contact:

John Duncan

Ariba, Inc.

(650) 390-1200

Investor@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

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Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	March 31,	September 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$151,078	$130,881
Short-term investments	21,594	12,169
Accounts receivable, net	19,927	19,660
Prepaid expenses and other current assets	12,653	11,235

Total current assets	205,252	173,945

Property and equipment, net	16,390	14,418
Long-term investments	21,007	23,155
Restricted cash, less current portion	29,241	29,241
Goodwill	406,507	406,507
Other intangible assets, net	15,204	17,660
Other assets	3,572	3,245

Total assets	$697,173	$668,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,986	$7,758
Accrued compensation and related liabilities	19,659	29,010
Accrued liabilities	13,328	17,010
Restructuring obligations	17,131	17,964
Deferred revenue	117,936	101,172

Total current liabilities	176,040	172,914

Deferred rent obligations	11,813	14,539
Restructuring obligations, less current portion	31,974	31,098
Deferred revenue, less current portion	7,463	9,288
Other long-term liabilities	6,627	6,281

Total liabilities	233,917	234,120

Stockholders’ equity:
Common stock	180	179
Additional paid-in capital	5,210,537	5,189,566
Accumulated other comprehensive loss	(3,431)	(3,688)
Accumulated deficit	(4,744,030)	(4,752,006)

Total stockholders’ equity	463,256	434,051

Total liabilities and stockholders’ equity	$697,173	$668,171

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Revenues:
Subscription and maintenance	$58,756	$54,856	$117,129	$108,937
Services and other	28,374	29,837	55,672	61,843

Total revenues	87,130	84,693	172,801	170,780

Cost of revenues:
Subscription and maintenance	12,639	11,832	25,313	23,480
Services and other	19,954	18,524	39,416	38,322
Amortization of acquired technology and customer intangible assets	1,025	1,387	2,352	2,775

Total cost of revenues	33,618	31,743	67,081	64,577

Gross profit	53,512	52,950	105,720	106,203

Operating expenses:
Sales and marketing	28,641	25,927	56,943	53,504
Research and development	11,344	10,451	22,490	21,355
General and administrative	5,756	12,212	16,453	23,815
Litigation benefit	(7,000)	—	(7,000)	—
Insurance reimbursement	—	—	—	(7,527)
Amortization of other intangible assets	—	210	104	420
Restructuring costs	8,579	7,698	8,579	9,399

Total operating expenses	47,320	56,498	97,569	100,966

Income (loss) from operations	6,192	(3,548)	8,151	5,237
Interest and other income (expense), net	74	(739)	395	(5,755)

Income (loss) before income taxes	6,266	(4,287)	8,546	(518)
Provision for income taxes	515	449	570	791

Net income (loss)	$5,751	$(4,736)	$7,976	$(1,309)

Net income (loss) per share - basic	$0.07	$(0.06)	$0.09	$(0.02)
Net income (loss) per share - diluted	$0.06	$(0.06)	$0.09	$(0.02)
Weighted average shares - basic	86,578	82,416	85,869	81,681
Weighted average shares - diluted	88,753	82,416	88,507	81,681

Ariba, Inc. and Subsidiaries

Cash Flows

(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2010	2009
Operating activities:
Net income (loss)	$5,751	$(4,736)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	267	759
Depreciation	2,011	1,899
Amortization of intangible assets	1,025	1,597
Impairment of fixed assets	—	4,277
Stock-based compensation	11,229	8,096
Restructuring costs	8,579	7,698
Changes in operating assets and liabilities:
Accounts receivable	(528)	1,776
Prepaid expense and other assets	(1,120)	(4,328)
Accounts payable	269	(2,820)
Accrued compensation and related liabilities	3,144	2,099
Accrued liabilities	(5,949)	(438)
Deferred revenue	5,937	6,659
Restructuring obligations	(4,210)	(6,238)

Net cash provided by operating activities	26,405	16,300

Investing activities:
Purchases of property and equipment	(4,436)	(1,150)
Purchases of investments, net of sales	495	(11)
Allocation from restricted cash, net	—	386

Net cash used in investing activities	(3,941)	(775)

Financing activities:
Proceeds from issuance of common stock, net	2,057	2,147
Repurchase of common stock	(808)	(696)

Net cash used in financing activities	1,249	1,451

Effect of exchange rates on cash and cash equivalents	32	115

Net change in cash and cash equivalents	23,745	17,091

Cash and cash equivalents at beginning of period	127,333	95,405

Cash and cash equivalents at end of period	$151,078	$112,496

Non-GAAP Financial Measures

The accompanying press release dated April 29, 2010 contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP). These non-GAAP financial measures include non-GAAP revenues, non-GAAP cost of revenues, gross profit, operating expenses, income (loss) from operations, net income (loss) and net income (loss) per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding a purchase accounting adjustment, costs and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude a purchase accounting adjustment and costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
Expense reconciliation:
GAAP revenue	$87,130	$84,693
Less: GAAP net income (loss)	5,751	(4,736)

Total GAAP expenses	81,379	89,429

Amortization of intangible assets	(1,025)	(1,597)
Stock-based compensation	(11,229)	(8,096)
Tax accrual reversal	3,089	—
Litigation benefit	7,000	—
Restructuring costs	(8,579)	(7,698)

Total non-GAAP operating expenses	$70,635	$72,038

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Net income reconciliation:
GAAP net income (loss)	$5,751	$(4,736)
Amortization of intangible assets	1,025	1,597
Stock-based compensation	11,229	8,096
Tax accrual reversal	(3,089)	—
Litigation benefit	(7,000)	—
Restructuring costs	8,579	7,698

Non-GAAP net income	$16,495	$12,655

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Net income per share reconciliation:
GAAP net income (loss) per share - basic	$0.07	$(0.06)
Amortization of intangible assets	0.01	0.02
Stock-based compensation	0.13	0.10
Tax accrual reversal	(0.04)	—
Litigation benefit	(0.08)	—
Restructuring costs	0.10	0.09

Non-GAAP net income per share - basic	$0.19	$0.15

Non-GAAP net income per share - diluted	$0.19	$0.15

Weighted average shares - basic	86,578	82,416
Weighted average shares - diluted	88,753	84,645

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Six Months Ended March 31, 2010	Six Months Ended March 31, 2009
Revenue reconciliation:
GAAP revenue	$172,801	$170,780
Purchase accounting adjustment	—	355

Total non-GAAP revenues	$172,801	$171,135

	Six Months Ended March 31, 2010	Six Months Ended March 31, 2009
Expense reconciliation:
GAAP revenue	$172,801	$170,780
Less: GAAP net income (loss)	7,976	(1,309)

Total GAAP expenses	164,825	172,089

Amortization of intangible assets	(2,456)	(3,195)
Stock-based compensation	(24,752)	(17,622)
Tax accrual reversal	3,089	—
Litigation benefit	7,000	—
Restructuring costs	(8,579)	(9,399)
Other-than-temporary decline in long-term investment	—	(1,414)

Total non-GAAP operating expenses	$139,127	$140,459

	Six Months Ended March 31, 2010	Six Months Ended March 31, 2009
Net income reconciliation:
GAAP net income (loss)	$7,976	$(1,309)
Purchase accounting adjustment	—	355
Amortization of intangible assets	2,456	3,195
Stock-based compensation	24,752	17,622
Tax accrual reversal	(3,089)	—
Litigation benefit	(7,000)	—
Restructuring costs	8,579	9,399
Other-than-temporary decline in long-term investment	—	1,414

Non-GAAP net income	$33,674	$30,676

	Six Months Ended March 31, 2010	Six Months Ended March 31, 2009
Net income per share reconciliation:
GAAP net income (loss) per share - basic	$0.09	$(0.02)
Purchase accounting adjustment	—	0.00
Amortization of intangible assets	0.03	0.04
Stock-based compensation	0.29	0.22
Tax accrual reversal	(0.04)	—
Litigation benefit	(0.08)	—
Restructuring costs	0.10	0.12
Other-than-temporary decline in long-term investment	—	0.02

Non-GAAP net income per share - basic	$0.39	$0.38

Non-GAAP net income per share - diluted	$0.38	$0.36

Weighted average shares - basic	86,578	81,681
Weighted average shares - diluted	88,753	84,344

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures include a purchase accounting adjustment related to deferred revenues and generally exclude costs and expenses for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) restructuring costs, (iv) litigation benefit, (v) tax accrual reversal and (vi) other-than-temporary impairment of long-term investments. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for costs and expenses related to restructuring and integration, these items are non-cash items that do not affect cash flows.

(1) Purchase accounting adjustment – deferred revenue. As announced on December 17, 2007, Ariba acquired Procuri, Inc. In accordance with the fair value provisions, acquired deferred revenue of approximately $4.5 million was recorded on the opening balance sheet, which was approximately $5.9 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company’s business or cash flow, it adversely impacts the Company’s reported GAAP revenue primarily for the first twelve months post- acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related subscription terms are renewed in future periods.

(2) Amortization of Acquired Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(3) Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(4) Restructuring costs. We recorded restructuring related to lease abandonment accruals and/or severance and related benefits in the three months and six months ended March 31, 2009 and the three months and six months ended March 31, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations and is significantly impacted by factors outside our control. We believe excluding restructuring costs helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring costs will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(5) Litigation benefit. We received $7.0 million from Emptoris in relation to a patent litigation judgment which we recorded as income in the three months and six months ended March 31, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the litigation benefit helps investors compare our operating performance with that of other companies. We recognize, however, that the litigation benefit impacts cash flow and that we and investors should carefully consider the impact of this on cash flow.

(6) Release of tax reserve. We released a tax reserve of approximately $3.1 million in the three months and six months ended March 31, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the tax reserve release helps investors compare our operating performance with that of other companies.

(7) Other-than-temporary impairment of long-term investments. We recorded an other-than temporary impairment of a long-term investment in the six months ended March 31, 2009. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the other-than-temporary impairment helps investors compare our operating performance with that of other companies. We recognize, however, that the other-than-temporary impairment may impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.